UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2021

UAS Drone Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55504	47-3052410
(Commission File Number)	(IRS Employer Identification No.)

1 Etgar Street, Tirat-Carmel, Israel	3903212
(Address of Principal Executive Offices)	(Zip Code)

011-972-4-8124101

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2021, USA Drone Corp. (the “Company”) entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with eight (8) non-U.S. investors (the “Investors”), pursuant to which the Company, in a private placement offering (the “Offering”), agreed to issue and sell to the Investors an aggregate of: (i) 12,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a price of $0.40 per share; and (ii) warrants (the “Warrants”) to purchase 12,500,000 Company’s Common Stock. The Warrants are exercisable immediately and for a term of 18 months and have an exercise price of $0.40 per share. The aggregate gross proceeds from the Offering are approximately $5,000,000 and the Offering closed on May 11, 2021.

Proceeds from the Offering will be used mainly for investment in the Company’s business development and research and development activities of its advance robotic technology and for working capital and general corporate purposes.

The securities issued with respect to the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities, and pursuant to Regulation S of the Securities Act to non-U.S. investors. The Securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Securities Purchase Agreements contains representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of such agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

The forgoing descriptions of the Securities Purchase Agreement and the form of Warrant are qualified by reference to the full text of these documents, copies of each of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

UAS DRONE CORP.
Dated: May 12, 2021
	By:	/s/ Yossef Balucka
		Name:	Yossef Balucka
		Title:	CEO

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